Exhibit 99.1

Cyanotech Corporation Reports Second Quarter Fiscal 2004 Financial Results;

       Company Reports Quarter to Quarter Sales Increase of 17%


    KAILUA KONA, Hawaii--(BUSINESS WIRE)--Oct. 30, 2003--Cyanotech Corporation (Nasdaq:CYAN), a world leader in producing high-value natural products from microalgae, today announced financial results for the second quarter of fiscal year 2004, ended September 30, 2003, demonstrating continuing improvement from the prior quarter's results.
    For the second quarter of fiscal 2004, net sales were $2,840,000, a 17% increase from the $2,428,000 recorded for the prior quarter and a 41% increase from the $2,018,000 recorded for the comparable quarter of the prior fiscal year. The increase in sales, quarter to quarter, was due primarily to increased bulk sales of the Company's natural astaxanthin products, NatuRose(R) and BioAstin(R), and higher sales of packaged consumer products. The growth in natural astaxanthin product sales was especially evident in the Company's subsidiary in Japan, with a 91% increase in sales over the prior quarter. For the first six months of fiscal 2004, net sales were $5,268,000, an increase of 30% from the $4,050,000 recorded for the comparable period of fiscal 2003. The Company's gross profit margin percentage for the quarter ended September 30, 2003 was 30%, a slight increase over both the prior quarter and the comparable quarter of the prior fiscal year.
    During the quarter ended September 30, 2003, operating expenses increased by $75,000 over the previous quarter amount; however, compared to the three months ended September 30, 2002, operating expenses for the current fiscal quarter decreased by $173,000. Operating expenses for the first six months of fiscal 2004 decreased by $643,000 from the comparable period of the prior fiscal year. For the quarter ended September 30, 2003, the Company recorded income from operations of $32,000 in contrast to the loss from operations of $434,000 in the comparable prior fiscal year period.
    Net loss for the quarter was $10,000, or ($0.00) per diluted share, an improvement over the net loss of $141,000, or ($0.01) per diluted share, reported for the prior quarter, and the net loss of $540,000, or ($0.03) per diluted share, reported for the comparable quarter of the prior fiscal year. On a fiscal year-to-date basis, the net loss for the first six months of fiscal 2004 amounted to $151,000 or ($0.01) per diluted share compared to a net loss of $1,325,000, or ($0.08) per diluted share reported for the comparable period of the prior fiscal year.
    Cash balances at September 30, 2003 were $1,193,000, up from $681,000 and $579,000 reported at June 30 and March 31, 2003, respectively. Cash generated from operations during the current second quarter increased $155,000 over the previous quarter results. The Company's increased cash balances, offset in part by higher current liabilities, resulted in an improvement in working capital of $485,000 during the second quarter of fiscal 2004.
    "Our increased sales for the quarter ended September 30, 2003, combined with our management of costs, demonstrate Cyanotech's continuing focus on achieving profitability," said Gerald R. Cysewski, Ph.D., Chairman, President and Chief Executive Officer. Elaborating on the Company's increased sales, Dr. Cysewski commented, "As the first manufacturer to commercialize natural astaxanthin from microalgae, we are pleased with the increased growth in sales of our NatuRose products for the animal nutrition market and our BioAstin products for the human nutrition market. We continue to see strong demand for our NatuRose products in Japan and are also experiencing increased sales of our BioAstin products in the United States and Europe."
    Dr. Cysewski noted that Cyanotech's Quality Management System has been granted registration under the new ISO 9001:2000 standard, well in advance of the December 31, 2003 deadline, reaffirming the Company's commitment to quality. "We are justifiably proud of this achievement. Certification under the new ISO standard not only confirms Cyanotech's role as an internationally recognized manufacturer of high-quality natural products, but is a testament to the dedication of our personnel and the continued excellence of the Company's operations and products."

    About Cyanotech

    Cyanotech Corporation, a world leader in microalgal technology, produces high-value natural products from microalgae and is the world's largest commercial producer of natural astaxanthin (pronounced "asta-zan-thin") from microalgae. Products include BioAstin(R) natural astaxanthin, a powerful antioxidant with expanding applications as a human nutraceutical; NatuRose(R) natural astaxanthin for the aquaculture and animal feed industries; Spirulina Pacifica(R), a nutrient-rich dietary supplement; and phycobiliproteins, which are fluorescent pigments used in the immunological diagnostics market. Spirulina Pacifica and BioAstin are sold directly online through the Company's website, www.nutrex-hawaii.com, as well as through resellers in over 30 countries worldwide. Technical information for the Company's phycobiliproteins products is available at www.phycobiliprotein.com. Corporate data and other product information are available at www.cyanotech.com.
    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
    Except for statements of historical fact, the statements in this press release are forward-looking. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include, but are not limited to, general economic conditions, forecasts of sales in future periods, changes in sales levels to our largest customers, weather patterns, risks associated with the acceptance of new products, competition, foreign exchange fluctuations, government regulation, and other factors more fully detailed in the Company's recent Form 10-Q and annual form 10-K filings with the Securities and Exchange Commission.

    Webcast

    Cyanotech Corporation will hold a conference call on Thursday, October 30, 2003 at 5:30 p.m. Eastern Time to be broadcast live over the Internet. It can be accessed by all interested parties by linking through the Investor Broadcast Network's VCall website at www.vcall.com or through Cyanotech's website, http://www.cyanotech.com. To access the simultaneous webcast on the Cyanotech site, select the Recent News section from Cyanotech's home page. Click on the announcement entitled, "Cyanotech Announces Financial Results Webcast October 30, 2003. To listen to the live call, please go to either website at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call and will be archived for a period of one calendar year.




                         CYANOTECH CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)
                              (Unaudited)

                                 Three Months Ended  Six Months Ended
                                     September 30,     September 30,
                                     2003     2002     2003     2002
                                   -------- -------- -------- --------
Net sales                          $ 2,840  $ 2,018  $ 5,268  $ 4,050
Cost of product sales                1,979    1,450    3,703    2,697
                                   -------- -------- -------- --------
         Gross profit                  861      568    1,565    1,353
                                   -------- -------- -------- --------

Operating expenses:
     Research and development           26       45       64      146
     Sales and marketing               354      485      663    1,023
     General and administrative        449      472      856    1,057
                                   -------- -------- -------- --------
         Total operating expenses      829    1,002    1,583    2,226
                                   -------- -------- -------- --------
         Income (loss) from
          operations                    32     (434)     (18)   ( 873)
                                   -------- -------- -------- --------
Other expense:
     Interest income                     4        5       12       17
     Interest expense                  (78)    (123)    (166)   ( 247)
     Other income (expense), net        32       12        3    ( 222)
         Total other expense           (42)    (106)    (151)   ( 452)
         Loss before income taxes      (10)    (540)    (169)  (1,325)
         Income tax benefit              -        -       18        -
                                   -------- -------- -------- --------
Net loss                           $   (10) $  (540) $  (151) $(1,325)
                                   ======== ======== ======== ========
Net loss per common share
     Basic and diluted             $ (0.00) $ (0.03) $ (0.01) $( 0.08)
                                   ======== ======== ======== ========
Shares used in calculation of:
     Basic and diluted net loss
       per Common Share             18,317   17,562   18,317   17,413
                                   ======== ======== ======== ========
Comprehensive income (loss):
     Net loss                      $   (10) $  (540) $  (151) $(1,325)
     Other comprehensive income         24        2       19        2
                                   -------- -------- -------- --------
                                   $    14  $  (538) $  (132) $(1,323)
                                   ======== ======== ======== ========


                         CYANOTECH CORPORATION
                      CONSOLIDATED BALANCE SHEETS
            (Dollars in thousands except per share amounts)
                              (Unaudited)

                                             September 30,  March 31,
                                                 2003         2003
                                             ------------- -----------
ASSETS
Current assets:
       Cash and cash equivalents             $      1,193  $      579
       Accounts receivable, net                     1,730       1,839
       Refundable income taxes                         20           9
       Inventories                                  1,413       1,400
       Prepaid expenses                               164          40
              Total current assets                  4,520       3,867

Equipment and leasehold improvements, net          12,193      12,777
Other assets                                          559         838
                                             ------------- -----------
              Total assets                   $     17,272  $   17,482
                                             ============= ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Current maturities of long-term debt  $        323  $      323
       Accounts payable                               866         803
       Accrued expenses                               410         389
                                             ------------- -----------
              Total current liabilities             1,599       1,515

Long-term debt, excluding current maturities        3,532       3,694
                                             ------------- -----------
              Total liabilities                     5,131       5,209
                                             ------------- -----------
Stockholders' equity:
       Common Stock of $0.005 par value,
        authorized 25,000,000 shares;
        issued and outstanding 18,316,701
        shares at September 30, 2003 and
        March 31, 2003                                 92          92
       Additional paid-in capital                  25,418      25,418
       Accumulated other comprehensive
        income (loss) - foreign currency
        translation adjustments                        16          (3)
       Accumulated deficit                        (13,385)    (13,234)
                                             ------------- -----------
              Total stockholders' equity           12,141      12,273
                                             ------------- -----------
              Total liabilities and
               stockholders' equity          $     17,272  $   17,482
                                             ============= ===========

    CONTACT: Cyanotech Corporation
             Jeffrey H. Sakamoto, 808-326-1353
             jsakamoto@cyanotech.com
             or
             Guerrant Associates
             Laura Guerrant, 808-882-1467
             lguerrant@guerrantir.com